UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

IMMTECH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25669 (Commission File Number)	39-1523370 (IRS Employer Identification No.)
One North End Avenue New York, New York (Address of principal executive offices)	10282 (Zip Code)
(212) 791-2911 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Immtech Pharmaceuticals, Inc. (the “Company”) approved the grant of stock options to purchase 180,000 shares of the Company’s common stock to certain of its executive officers, pursuant to the Company’s 2000 Stock Incentive Plan.

The Company awarded the stock options to these persons as follows:

Name	Title	Number of Shares of Common Stock Underlying Award
Eric L. Sorkin	Chief Executive Officer and Chairman	75,000
Cecilia Chan	Executive Director and Board Member	75,000
Gary C. Parks	Secretary, Treasurer and Chief Financial Officer	30,000

Total		180,000

The exercise price of the stock options is $5.74 per share, the fair market value of the Company’s common stock on the date of grant. The stock options vest in equal installments over a period of 24 months from the date of the grant and expire ten years from the date of the grant.

The Company’s Form of Incentive Stock Option is attached hereto as Exhibit 10.44 and the Company’s Form of Nonqualified Option is attached hereto as Exhibit 10.45.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 16, 2006, the Board elected Donald F. Sinex as a director of the Company for a term to expire at the Company’s next Annual Meeting of stockholders. The Board has determined that Mr. Sinex is independent as defined by Section 121A of the AMEX Company Guide and under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. Mr. Sinex will join the Company’s audit committee and serve as its chairman. The Board has determined that Mr. Sinex qualifies as an audit committee financial expert as defined in Item 401(h) of Regulation S-K and that he is “financially sophisticated” pursuant to Section 121B(2)(a)(ii) of the AMEX Company Guide. Mr. Sinex will also join the Company’s Nominating Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.44	Form of Incentive Stock Option
10.45	Form of Nonqualified Option

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMTECH PHARMACEUTICALS, INC.
By:	/s/ Eric L. Sorkin
Eric L. Sorkin
Chief Executive Officer and President

Date:	October 20, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.44 10.45	Form of Incentive Stock Option Form of Nonqualified Option